                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  Confidential, For Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                                 EarthWeb Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement no.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                 EARTHWEB INC.
                                 3 Park Avenue
                           New York, New York 10016


                                                                 April ___, 2001

Dear Stockholder:

  You are cordially invited to attend the 2001 Annual Meeting of Stockholders of EarthWeb Inc., to be held on Wednesday, June 13, 2001, at The Crowne Plaza at the United Nations, 304 East 42nd Street, New York, New York 10017 (Knightsbridge Room) beginning at 10:00 A.M. local time.

  The business to be conducted at the meeting includes the following: (1) election of five directors, (2) approval of an amendment to the Restated Certificate of Incorporation of EarthWeb Inc. to change the Company's name to Dice Inc., (3) ratification of the selection of Ernst & Young LLP as independent auditors and (4) consideration of any other matter that may properly come before the meeting and any adjournment thereof. These matters are discussed in more detail in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow.

  It is important that your shares be represented. Even if you presently plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card. Alternately, registered stockholders (i.e., stockholders who own their stock in their own names) may vote through the Internet or by telephone by following the instructions set forth on the proxy card. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

                                          Sincerely,


                                          Scot W. Melland
                                          President and Chief Executive Officer

                                 EARTHWEB INC.
                                 3 Park Avenue
                           New York, New York 10016

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be held on  June 13, 2001

    The Annual Meeting of Stockholders of EarthWeb Inc., a Delaware corporation (the "Company"), will be held at The Crowne Plaza at the United Nations, 304 East 42nd Street, New York, New York 10017 (Knightsbridge Room) on Wednesday, June 13, 2001, at 10:00 A.M., local time, for the following purposes:

    (1) The election of five directors;

    (2) Approval of an amendment to the Restated Certificate of Incorporation of the Company to change the Company's name to Dice Inc.;

    (3) The ratification of the selection of Ernst & Young LLP as the Company's independent auditors; and

    (4) The transaction of such other business as may properly come before the meeting.

    These items are more fully described in the accompanying Proxy Statement.

    A copy of EarthWeb's Annual Report for the fiscal year ended December 31, 2000, containing consolidated financial statements, is included with this mailing.

    The Board of Directors has fixed the close of business on May 10, 2001, as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose relevant to the Annual Meeting, at the New York City office of EarthWeb, during ordinary business hours, for a period of ten days prior to the Annual Meeting. The officers and directors of EarthWeb cordially invite you to attend the Annual Meeting.

                              By Order of the Board of Directors


                              Brian P. Campbell
                              Vice President, General Counsel and
                              Secretary

New York, New York
April _____, 2001

--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT.

    PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. ALTERNATIVELY, REGISTERED STOCKHOLDERS MAY VOTE THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THEIR PROXY CARD. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO EARTHWEB OF FURTHER SOLICITATION, WE ASK FOR YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD OR VOTING THROUGH THE INTERNET OR BY TELEPHONE.

--------------------------------------------------------------------------------

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EarthWeb Inc., a Delaware corporation (the "Company"), for use at EarthWeb's Annual Meeting of Stockholders to be held on June 13, 2001, at 10:00 A.M. local time, at The Crowne Plaza at the United Nations, 304 East 42nd Street, New York, New York 10017 (Knightsbridge Room) and at any adjournment thereof. This Proxy Statement and the accompanying proxy are first being sent to stockholders entitled to vote at the Annual Meeting on or about May 14, 2001. The mailing address of EarthWeb's principal executive offices is EarthWeb Inc., 3 Park Avenue, New York, New York 10016.

The Proxy

  Michael P. Durney and Norman E. Lorentz, executive officers of EarthWeb, and Constance Melrose have been selected by the Board of Directors to be the proxyholders.

  Shares represented by a properly executed, unrevoked proxy or properly voted via the internet or telephonically and received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the shares represented by the proxy will be voted FOR the election of five directors named in this Proxy Statement, FOR the approval of the amendment to the Certificate of Incorporation to change the name of the Company to Dice Inc., FOR the ratification of the selection of Ernst & Young LLP as EarthWeb's independent auditors for the 2001 fiscal year, and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxyholders. EarthWeb does not presently know of any other such business. An executed proxy may be revoked at any time before its exercise by delivering to the Secretary of EarthWeb a written instrument of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect a stockholder's right to vote in person should such stockholder find it convenient to attend the Annual Meeting and desire to vote in person.

Voting at the Annual Meeting

  The only issued and outstanding voting securities of EarthWeb are its shares of Common Stock, $.01 par value, of which 10,492,414 shares were outstanding at the close of business on March 31, 2001, not including shares issuable upon exercise of options. Only holders of record at the close of business on May 10, 2001 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The holders of the Common Stock of EarthWeb are entitled to one vote per share on each matter submitted to a vote of the stockholders, including the election of directors. EarthWeb's Bylaws do not provide for cumulative voting by stockholders.

  The holders of a majority of EarthWeb's outstanding common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. EarthWeb believes that abstentions should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business. With respect to broker nominee votes, broker nominee votes may be counted as present or represented for purposes of determining the presence of a quorum. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders and will have the same effect as a no vote on such proposals, whereas broker non-votes are not counted. Directors are elected by plurality of the votes of the shares of common stock represented and voted at the meeting and abstentions and broker non-votes will have no effect on the outcome of the election of directors. The affirmative vote of a majority of the total voting power of all outstanding securities of EarthWeb entitled to vote generally in the election of directors, voting as a single class, is required for approval of Proposal Two--the amendment to EarthWeb's Restated Certificate of Incorporation. The affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for approval of Proposal Three--the ratification of the selection of EarthWeb's independent auditors.

Solicitation

  The expense of soliciting proxies will be borne by EarthWeb. Proxies will be solicited principally through the use of the mail. Directors, officers and regular employees of EarthWeb may also solicit proxies personally or by telephone or special letter without any additional compensation. EarthWeb also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses incurred in forwarding proxy materials to beneficial owners.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of March 31, 2001 by (i) each person (or group within the meaning of section 13(d)(3) of the Securities Exchange Act of
1934) known by EarthWeb to beneficially own more than 5% of such shares, (ii) each of EarthWeb's directors, including the nominees for director, (iii) EarthWeb's Chief Executive Officer and each of its executive officers listed in the "Summary of Executive Compensation" table herein, and (iv) all directors and executive officers as a group. As of March 31, 2001, there were 10,492,414 issued and outstanding shares of Common Stock of EarthWeb, not including treasury shares or shares issuable upon exercise of options. Unless otherwise noted, ownership information has been supplied by the person concerned.

                                                                            Beneficial Ownership
                                                                                 of Shares(2)
                                                                      ---------------------------------
Name and Address of Beneficial Owners(1)(2)                             Number              Percentage
--------------------------------------------                          ---------            ------------
Warburg, Pincus Ventures, L.P.(3)..............................       1,817,093                 17.3%
Jack D. Hidary(4)..............................................         922,823                  8.8%
Murray Hidary(5)...............................................         912,823                  8.7%
Cary Davis(6)..................................................       1,817,093                 17.3%
Henry Kressel(6)...............................................       1,817,093                 17.3%
Peter A. Derow(7)..............................................          71,788                    *
Scot W. Melland................................................            --                      *
Jeremy Davis...................................................            --                      *
James M. Citrin................................................            --                      *
Irene Math(8)..................................................         104,637                    *
Norman E. Lorentz(9)...........................................          27,500                    *
Michael P. Durney(10)..........................................          38,860                    *
Harold Miltsch(11).............................................          15,255                    *
Brian P. Campbell(12)..........................................          12,538                    *
Feirstein Capital Management, L.L.C. (13)......................       1,378,100                 13.1%
All directors and executive officers as a group
 (13 Persons) (4)(5)(6)(7)(8)(9)(10)(11)(12)...........               3,923,317                 37.4%

__________
   *  Less than 1%
   (1) Unless otherwise noted, the address of each of the persons listed is 3 Park Avenue, New York, New York 10016.
   (2) As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. For purposes of this table, a person is deemed to be the beneficial owner of securities that can be acquired within 60 days from March 31, 2001 through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 10,492,414 shares of common stock outstanding as of March 31, 2001.
   (3) The sole general partner of Warburg, Pincus Ventures, L.P. ("Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMWP"), manages Warburg. The members of EMWP are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMWP and may be deemed to control both WP and EMWP. WP has a 15% interest in the profits of Warburg as the general partner and also owns approximately 1.5% of the limited partnership interests in Warburg. Henry Kressel, director of EarthWeb, is also Senior Managing Director of Warburg Pincus and Cary Davis, director of EarthWeb, is also Managing Director of Warburg Pincus, and thus each of them may be deemed to have an indirect, pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in an indeterminate portion of the shares beneficially owned by Warburg and WP. The address for Warburg is 466 Lexington Avenue, New York, New York 10017.
   (4) Includes 98,125 shares subject to stock options that are exercisable within 60 days of March 31, 2001.
   (5) Includes 98,125 shares subject to stock options that are exercisable within 60 days of March 31, 2001.

   (6) All of the shares indicated as owned by Dr. Kressel and Mr. C. Davis are owned directly by Warburg and are included because of Dr. Kressel's and Mr. C. Davis' affiliation with Warburg. Dr. Kressel and Mr. C. Davis disclaim beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act except to the extent of their indirect pecuniary interests as described in note 3.
   (7) Includes 51,788 shares subject to stock options that are exercisable within 60 days of March 31, 2001.
   (8) Includes 98,298 shares subject to stock options that are exercisable within 60 days of March 31, 2001.
   (9) Includes 27,500 shares subject to stock options that are exercisable within 60 days of March 31, 2001.
  (10) Includes 18,750 shares subject to stock options that are exercisable within 60 days of March 31, 2001.
  (11) Includes 14,688 shares subject to stock options that are exercisable within 60 days of March 31, 2001.
  (12) Includes 10,000 shares subject to stock options that are exercisable within 60 days of March 31, 2001.
  (13) This information is based on a Form 3, Initial Statement of Beneficial Ownership, filed by Barry Feirstein and Feirstein Capital Management, on April 4, 2001. The address for Feirstein Capital Management is 390 Park Ave., 4th fl., NY, NY 10022

                                  MANAGEMENT

Directors and Executive Officers

  The following table sets forth the names, ages and positions of all directors and executive officers of EarthWeb, including the nominees, as of March 31, 2001. A summary of the background and experience of each of these individuals is set forth after the table.


    Name                      Age                 Position(s)
    ----                      ---                 -----------
Jack D. Hidary(1)             32   Chairman of the Board of Directors
Peter A. Derow(3)             60   Vice Chairman of the Board of Directors
Scot W. Melland(3)            38   President, Chief Executive Officer and Nominee for Director
Michael Durney                38   Senior Vice President, Finance, Chief
                                    Financial Officer and Treasurer
Norman E. Lorentz             53   Senior Vice President & Chief Technology Officer
Brian Campbell                36   Vice President, General Counsel and Secretary
Cary Davis(1)(2)              33   Director
Murray Hidary                 29   Director
Henry Kressel(1)(2)           66   Director
James M. Citrin               41   Nominee for Director
Jeremy Davis                  46   Nominee for Director

----------
(1)  Member of the Compensation Committee of the Board of Directors
(2)  Member of the Audit Committee of the Board of Directors
(3) As of April 23, 2001, Mr. Derow resigned his position as President and Chief Executive Officer and Mr. Melland was appointed President and Chief Executive Officer.

  Messrs. Jack D. Hidary and Murray Hidary are brothers. There are no other family relationships among the directors, director nominees or executive officers of EarthWeb.

  EarthWeb's Bylaws and Restated Certificate of Incorporation provide for the Board of Directors to be divided into three classes, with each class to be as nearly equal in the number of directors as possible. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that time are elected to hold office for a term of three years until their respective successors are elected and qualified, so that the term of one class of directors expires at each such annual meeting. Under the terms of EarthWeb's Restated Certificate of Incorporation and Bylaws, the terms of office expire as follows: Mr. Jack D. Hidary, 2001; Dr. Kressel, 2001; Mr. Derow, 2002; Mr. Murray Hidary, 2003; and Mr. C. Davis, 2003. If elected, Mr. Melland's term would expire in 2002, Mr. J. Davis's term would expire in 2003 and Mr. Citrin's term would expire in 2004.

  Jack D. Hidary has served as Chairman of the Board of Directors since January 2001. He served as the President, Chief Executive Officer and a director of EarthWeb from April 1996 until January 2001 and co-managed its predecessors from January 1995. Mr. Hidary is a co-founder of EarthWeb. From November 1991 to July 1994, Mr. Hidary served as a Stanley Fellow in Clinical

Neuroscience at the National Institutes of Health, where he helped establish a digital brain imaging laboratory making use of Internet, neural network and other advanced technologies. Prior to this fellowship, Mr. Hidary helped build ColumbiaNet, the online service of Columbia University, where he also studied Philosophy and Neuroscience.

  Peter A. Derow has been Vice Chairman of the Board of Directors since April 23, 2001 and has been a director of EarthWeb since May 1999. He served as President and Chief Executive Officer from January 2001 through April 23, 2001. Prior to joining EarthWeb, Mr. Derow served as President and Chief Executive Officer of Institutional Investor, Inc., a wholly owned subsidiary of Capital Cities/ABC and later The Walt Disney Company, from 1988 until his retirement in 1997. Earlier, Mr. Derow served as Chairman and President of Newsweek, Director of The Washington Post Company, President of CBS Publishing Group, and Senior Vice President and Director of CBS, Inc. Mr. Derow holds a B.A. degree from Harvard College and an M.B.A. from Harvard University's Graduate School of Business Administration.

  Scot W. Melland joined EarthWeb as President and Chief Executive Officer, effective April 23, 2001. Prior to joining the Company, he served as President and Chief Executive Officer of Vcommerce Corporation since 1999. From 1996 to 1999, he was Senior Vice President-Interactive Services for Cendant Corporation. Previously, Mr. Melland served as Vice President, Investments and Alliances for Ameritech Development Corp. Mr. Melland began his career as a consultant, joining McKinsey & Company in 1985. Mr. Melland holds a B.S. in economics from the University of Pennsylvania and an M.B.A. from Harvard University's Graduate School of Business Administration.

  Michael P. Durney has been Senior Vice President, Finance and Chief Financial Officer since June 1, 2000 and, since July, 2000, has also been the Company's Treasurer. Prior to joining EarthWeb, Mr. Durney held the position of Vice President and Controller of USA Networks, Inc. from March 1998 to May 2000; Chief Financial Officer of Newport Media, Inc. from 1996 to 1998; Executive
Vice President of Finance of Hallmark Entertainment, Inc. from 1994 to 1996; and Vice President, Controller of Univision Television Group from 1989 to 1994. Mr. Durney started his finance career at the accounting firm of Arthur Young & Company. Mr. Durney holds a B.S. degree in Accounting from the State University of New York at Oswego, and is a Certified Public Accountant.

  Norman E. Lorentz has been a Senior Vice President since July 2000 and Chief Technology Officer of EarthWeb since January 2000. Prior to joining EarthWeb, Mr. Lorentz was a Senior Vice President and Chief Technology Officer with the United States Postal Service from August 1998 to December 1999 and the Vice President of Quality from July 1994 to August 1998. From December 1976 to July 1994, Mr. Lorentz held several positions at U S West and was Director of Quality from July, 1991 until July 1994. Mr. Lorentz holds an M.B.A. degree from Arizona State University.

  Brian P. Campbell has been the Vice President, General Counsel and Secretary of EarthWeb since January 2000. Prior to joining EarthWeb, Mr. Campbell was Vice President, General Counsel and Secretary of CMP Media Inc. and Miller Freeman, Inc. Prior to joining CMP in 1995, Mr. Campbell was an attorney in the corporate department of Mudge Rose Guthrie Alexander & Ferdon since 1988. Mr. Campbell received a J.D. from St. John's University School of Law and a B.A. from the University of Virginia.

  Cary Davis has been a director of EarthWeb since February 1998. Mr. Davis has served with E.M. Warburg, Pincus & Co., LLC, an investment firm, since October 1994 and has been a Managing Director since January 1999. From August 1992 to September 1994, Mr. Davis was employed by Dell Computer Corporation, where his last position was Manager of Worldwide Desktop Marketing. Mr. Davis also serves as a director of BEA Systems, Inc. and several private companies. Mr. Davis holds a B.A. from Yale University and an M.B.A. from Harvard University's Graduate School of Business Administration.

  Murray Hidary has been a director of EarthWeb since April 1996. He was the Executive Vice President and a director of EarthWeb from April 1996 until January 2001, as well as Treasurer from April 1996 until July 2000, and co-managed its predecessors since January 1995. Mr. Hidary is a co-founder of EarthWeb. Mr. Hidary studied Music and Composition at New York University.

  Henry Kressel has been a director of EarthWeb since October 1996. Dr. Kressel has served with Warburg Pincus since 1983 and has been a Senior Managing Director since 2000. Prior to 1983, Dr. Kressel was Staff Vice President for research and development in solid-state technology at the RCA Corporation. Dr. Kressel also serves as a director of Alysis Technologies, Inc., a software development company, Nova Corporation, a credit card processing company, and SynQuest Inc., a supply chain management software company. Dr. Kressel received a B.A. from Yeshiva University, a Masters in Applied Physics from Harvard University, a Ph.D. in Engineering from the University of Pennsylvania and an M.B.A. from The Wharton School of Business at the University of Pennsylvania.

  James M. Citrin is a Managing Director and member of the Board of Directors of Spencer Stuart Inc., a leading provider of top-level executive search and recruitment services. He also serves as Chairman of Spencer Stuart Talent Network, the firm's middle management Internet recruiting operation. Prior to 1994 when he joined Spencer Stuart, Mr. Citrin was director of corporate planning at The Reader's Digest Association. Prior to that, Mr. Citrin spent five years with McKinsey and Company. Earlier, he was an associate with Goldman, Sachs & Company and spent three years as a financial analyst with Morgan, Stanley & Co. Mr. Citrin is a member of the Advisory Boards of Maveron Equity Partners and ClubMom, Inc., and serves as a member of the Vassar Board of Trustees. He earned an M.B.A. from Harvard University's Graduate School of Business Administration and received a B.A. in economics from Vassar College.

  Jeremy Davis is Chairman of ProActivity, Inc., a provider of business process solutions. From 1999 to 2000, Mr. Davis was President & Chief Executive Officer of InterWorld Corp. From 1997 to 1999, he was President and Chief Executive Officer of InConcert, Inc. Mr. Davis served as President & Chief Executive Officer of Business Matters, Inc. from 1995 to 1996. Mr. Davis joined Dun & Bradstreet Corporation in 1990, serving as President of two of its subsidiary companies through 1995: Erisco, Inc. and Sales Technologies Inc. In the 1980's, Mr. Davis held positions of increasing responsibility at McDonnell Douglas Automation Company and was a founding partner of Vanguard International Management Systems, Inc., an international consulting firm for high technology companies. He holds an M.B.A. in International Business from the University of Missouri.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  At the Annual Meeting, five individuals will be elected as directors for various terms and until their successors are elected and qualified. The Board of Directors has nominated Jack D. Hidary and Henry Kressel for re-election at the Annual Meeting and they would serve as directors for three-year terms. The Board of Directors has nominated Scot W. Melland, Jeremy Davis and James M. Citrin for election at the annual meeting and they would serve for one-year, two-year and three-year terms, respectively.

  The proxies given to the proxyholders will be voted or not voted as indicated in accordance with the terms of the proxy card, and if no direction is given, will be voted FOR approval of the nominees. Directors are elected by plurality of the votes of the shares of common stock represented and voted at the meeting and abstentions and broker non-votes will have no effect on the outcome of the election of directors. The Board of Directors knows of no reason why any of the nominees should be unable or unwilling to serve, but if one or more of the nominees should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other nominee or nominees to the office of director as the Board of Directors may recommend.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION AS MEMBERS OF THE BOARD OF DIRECTORS.

Compensation of Directors

  EarthWeb has not historically paid any director's fees. Although EarthWeb has not historically had any formal program to grant options to its directors, during 1999 and 2000, Peter A. Derow was granted options to purchase 20,000 shares and 40,000 shares, respectively, of Common Stock under the 1998 Stock Incentive Plan. Directors who are also employees of EarthWeb receive no additional compensation for their service as directors of EarthWeb. EarthWeb intends to pay directors of EarthWeb who are not also employees of EarthWeb an annual fee of $15,000. Upon becoming a director, each new non-EarthWeb employee director will be granted options to purchase 30,000 shares of Common Stock, which will vest over a period of three years.

Indemnification

  The General Corporation Law of the State of Delaware provides that a corporation may indemnify its directors and officers for certain liabilities. EarthWeb's Restated Certificate of Incorporation and Bylaws provide for the indemnification of its directors and officers. The effect of such provisions is to indemnify to the fullest extent permitted by law the directors and officers of EarthWeb against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with EarthWeb. EarthWeb maintains directors and officers liability insurance.

Committees of the Board

  The Board of Directors has established an Audit Committee, the members of which are Henry Kressel and Cary Davis. Peter A. Derow also served as a member of the Audit Committee from June 14, 2000 until he assumed the role of President and Chief Executive Officer on January 29, 2001. Upon the election of directors at the Annual Meeting, EarthWeb intends to add one or more additional independent directors to the Audit Committee, bringing EarthWeb into compliance with Nasdaq rules and the Company's Audit Committee Charter. The Board of Directors has also established a Compensation Committee, the members of which are Henry Kressel and Cary Davis, who are nonemployee directors and Jack D. Hidary, who became a non-employee director on January 26, 2001. EarthWeb does not have a nominating committee or a committee performing similar functions.

Attendance at Board and Committee Meetings

  During the fiscal year ended December 31, 2000, the Board of Directors met ten times and acted by unanimous written consent seven times, with each director attending each meeting and executing each consent. The Audit Committee met three times and acted once by unanimous written consent and the Compensation Committee acted by unanimous written consent four times during the fiscal year ended December 31, 2000, with all members of such committees attending each meeting and executing each consent of the respective committees.

The Audit Committee

  The Audit Committee is responsible for recommending to the Board of Directors the engagement of the independent auditors of EarthWeb and reviewing with the independent auditors the scope and results of the audits, the internal accounting controls of EarthWeb, the financial reporting process, audit practices and the professional services furnished by the independent auditors.

                            AUDIT COMMITTEE REPORT


  The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

  Upon the recommendation of the Audit Committee and in compliance with Nasdaq rules, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members and the responsibilities of the Audit Committee. The Audit Committee Charter is set forth in Exhibit A to this proxy statement. In addition in accordance with the regulations of the Securities and Exchange Commission, the Audit Committee has issued the following report.

  The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

  The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

  The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The committee held three meetings and acted once by unanimous written consent during fiscal 2000.

  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors.

Henry Kressel
Cary Davis

April 19, 2001

The Compensation Committee

  The Compensation Committee is responsible for overseeing administration of the Company's compensation policies and practices, including reviewing and approving all compensation arrangements for officers of EarthWeb, and is also responsible for administering, or making recommendations with respect to, EarthWeb's stock plans. A subcommittee of the Compensation Committee consisting of Dr. Kressel and Mr. C. Davis administers the 1998 Stock Incentive Plan with respect to EarthWeb's officers subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary of Executive Compensation

  The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to EarthWeb during the years ended December 31, 2000, 1999 and 1998 for: (1) the Chief Executive Officer of EarthWeb, (2) the four other most highly compensated executive officers of EarthWeb who were serving as executive officers at December 31, 2000, and (3) one highly compensated executive officer who was not an executive officer as of December 31, 2000 (collectively, the "Named Executive Officers"):

                                       SUMMARY COMPENSATION TABLE

                                                                                                   Long Term
                                                                                                  Compensation
                                                                                                     Awards
                                                           Annual                                -------------
                                                        Compensation                               Securities
 Name and Principal                            ----------------------------      Other Annual      Underlying
 Position                       Year            Salary($)          Bonus($)    Compensation($)     Options(#)
-------------------             ----           ----------         ---------    ---------------   -------------
Jack D. Hidary(1)               2000            $215,000          $53,750(3)            --               --
Former President and            1999             175,000           99,000(4)            --          260,000
  Chief Executive Officer       1998             160,000           41,000(5)            --               --

Irene Math(2)                   2000             215,000           85,250(3)            --           15,000
Former Senior Vice              1999             173,000           48,000(4)      $ 18,000(6)        60,000
 President, Finance             1998             132,000           38,000(5)            --           46,150

Norman E. Lorentz               2000             206,666          117,625(3)        49,250(7)       100,000
Senior Vice President,
 Chief Technology Officer

Murray Hidary(1)                2000             215,000           58,750(3)            --               --
Former Executive Vice           1999             164,000           96,000(4)            --          260,000
 President and Treasurer        1998             130,000           36,000(5)            --               --

Harold Miltsch(8)               2000             159,346           89,125(3)        51,000(9)        25,000
Former Vice President, Chief
 Marketing Officer

Brian P. Campbell               2000             177,757           56,063(3)            --           60,000
Vice President, General
Counsel and Corporate
Secretary

----------
   (1)  Resigned effective January 26, 2001.
   (2) Ceased being an executive officer as of June 1, 2000; separated from the Company effective January 26, 2001.
   (3)  Represents bonuses earned in 2000, a portion of which were paid in 2001.
   (4)  Represents bonuses earned in 1999, a portion of which were paid in 2000.
   (5)  Represents bonuses earned in 1998, a portion of which were paid in 1999.
   (6) Represents reimbursement for certain underwriting discounts incurred in connection with the sale of shares in EarthWeb's secondary offering in May 1999.
   (7) Includes relocation expenses and corporate apartment rental paid in 2000.
   (8)  Separated from the Company effective March 31, 2001.
   (9)  Includes relocation expenses paid in 2000.

Summary of Option Grants

  The following table sets forth information regarding stock options granted by EarthWeb pursuant to the EarthWeb Inc. 1998 Stock Incentive Plan (the "1998 Stock Incentive Plan") during the fiscal year ended December 31, 2000 to each of the Named Executive Officers. EarthWeb has never granted stock appreciation rights.

                                                 Option Grants in Last Fiscal Year
                                       -------------------------------------------------------
                                                                                                       Potential Realizable
                                                                                                         Value at Assumed
                          Number of    Percent of Total Options                                       Annual Rates of Stock
                         Securities      Granted to Employees       Exercise or                         Price Appreciation
                         Underlying      (net of forfeitures)       Base Price                          for Option Term(4)
                          Options        in Fiscal Year Ended       Per Share      Expiration       --------------------------
  Name                   Granted(1)       December 31, 2000(2)     ($/Share)(3)        Date            5%              10%
  ----                  -----------    ------------------------    ------------    -----------      --------------------------
Jack D. Hidary               ---                   ---                     ---            ---            ---               ---

Murray Hidary                ---                   ---                     ---            ---            ---               ---

Norman E. Lorentz         75,000                 3.946%               $   9.75        4/17/10       $459,879        $1,165,424
                          25,000                 1.315%               $13.0625        7/27/10       $205,373        $  520,457

Brian Campbell            40,000                 2.104%               $   9.75        4/17/10       $245,269        $  621,560
                          20,000                 1.052%               $13.0625        7/27/10       $164,299        $  416,365

Irene Math                15,000                 0.789%               $   9.75        4/17/10       $ 91,976        $  233,085

Harold Miltsch            15,000                 0.789%               $13.0625        7/27/10       $123,224        $  312,274
                          10,000                 0.526%               $12.4375        8/22/10       $ 78,219        $  198,222

----------
(1)  The options were granted under the 1998 Stock Incentive Plan.
(2) Based on an aggregate of 1,900,800 options granted to employees in the year ended December 31, 2000, including options granted to Named Executive Officers.
(3) The exercise price per share of each option was equal to the fair market value of the common stock on the date preceding the date of the grant, based on the closing sales price for the Common Stock as reported on the Nasdaq National Market.
(4) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. Assumes all options are exercised at the end of their respective terms. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall market conditions, as well as the optionee's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and are before any taxes associated with exercise.

On February 7, 2001, Peter A. Derow was granted options to purchase 393,303 shares of Common Stock of the Company at a grant price of $5.625, vesting monthly over a three-year period. On April 12, 2001, Scot W. Melland was granted options to purchase 697,391 shares of Common Stock of the Company at a grant price of $2.43, vesting 25% upon the first anniversary of the grant and 6 1/4% quarterly thereafter.

Summary of Options Exercised

  The following table sets forth information concerning options exercised by any Named Executive Officer during the fiscal year ended December 31, 2000 and unexercised options held by the Named Executive Officers as of December 31, 2000. The values of unexercised in-the-money options represent the positive spread between the respective exercise prices of outstanding stock options and the last reported sale price of the Common Stock on December 31, 2000 of $7.375.

                                                      Aggregate Option Exercises in Last Fiscal Year
                                                             And Fiscal Year-End Option Values
                                            --------------------------------------------------------------
                                                 Number of Securities
                                                Underlying Unexercised            Value of Unexercised
                                                Options at Fiscal Year                 In-the-Money
                      Shares                              End                   Options at Fiscal Year End
                     Acquired       Value   -----------------------------     ----------------------------
     Name           on Exercise   Realized    Exercisable   Unexercisable      Exercisable   Unexercisable
     ----          -----------   --------   -------------  --------------     ------------  --------------
Jack D. Hidary         ---          ---         98,125        161,875(1)         $  ---        $  ---

Murray Hidary          ---          ---         98,125        161,875(2)         $  ---        $  ---

Norman Lorentz         ---          ---         11,250         88,750                $  ---        $  ---

Brian Campbell         ---          ---            ---         60,000                $  ---        $  ---

Harold Miltsch         ---          ---          8,750         51,250(3)             $  ---        $  ---

Irene Math          19,862     $422,523         65,738         35,434(4)             $49,195       $66,157

(1) The unexercisable options were canceled effective January 26, 2001, upon the resignation Mr. Jack D. Hidary.
(2) The unexercisable options were canceled effective January 26, 2001, upon the resignation Mr. Murray Hidary.
(3) Of the total unexercisable options for Mr. Miltsch, 49,063 were canceled effective March 31, 2001, upon the separation of Mr. Miltsch from the Company.
(4) Of the total unexercisable options for Ms. Math, 2,875 were cancelled and the vesting of the remaining 32,559 was accelerated effective January 26, 2001, upon the separation of Ms. Math from the Company.

Employment and Consulting Agreements

  Jack D. Hidary and Murray Hidary (the "Former Managers") entered into employment agreements (individually, an "Employment Agreement" and, collectively, the "Employment Agreements") with Global Network Partners LLC ("GNP") effective January 1, 1995. Each Employment Agreement provided for an initial two-year term and for automatic extensions of additional one-year terms unless terminated by 60 days prior notice from the respective Former Manager. Through an Intercompany Services Agreement dated as of October 25, 1996 among the Former Managers, a former officer, EarthWeb, GNP and EarthWeb LLC (the "Intercompany Services Agreement"), which amends certain provisions of each of the Employment Agreements (and for purposes of the following discussion, all references to the Employment Agreements shall be to the Employment Agreements as amended by the Intercompany Services Agreement), each of the Former Managers agreed to serve as an officer and employee of EarthWeb as if EarthWeb were "the Company" under his respective Employment Agreement. In connection therewith, EarthWeb agreed to assume all of the obligations of GNP under the Employment Agreements, including payments of salary and other compensation. In 2000, Mr. Jack D. Hidary received an annual base salary of $215,000 per annum. In 2000, Mr. Murray Hidary received an annual base salary of $215,000 per annum. Each Former Manager was also entitled to receive bonuses as may from time to time be awarded by the Board of Directors to such Former Manager.

  On January 26, 2001, Mr. Jack D. Hidary and Mr. Murray Hidary tendered their resignations to the Board of Directors. Each of Mr. Jack D. Hidary and Mr. Murray Hidary entered into a Resignation Agreement with the Company that provides for the Company to make severance payments to each of them equal to their then current salary of $215,000 for the period through February 26, 2003, plus the unpaid portion of his bonus for 2000. The continued payment of such Former Manager's base salary is contingent upon such Former Manager's not disclosing EarthWeb's confidential information or competing with the business of EarthWeb.

  EarthWeb entered into employment agreements with Michael P. Durney, Senior Vice President and Chief Financial Officer, Irene Math; who served as Senior Vice President, Finance until June 1, 2001 and Senior Vice President until January 26, 2001, Harold Miltsch, who served as Vice President and Chief Marketing Officer until March 31, 2001, Norman E. Lorentz; Senior Vice President and Chief Technology Officer, and Brian P. Campbell; Vice President, General Counsel and Secretary. These employment contracts provide for base salaries ranging from $195,000 to $215,000 and bonuses based on both individual and overall EarthWeb performance measures. The material terms of these employment agreements (including Ms. Math's and Mr. Miltsch's, which are no longer in effect) are: (1) if any executive is terminated without cause, she/he will receive severance pay between six and twelve months; and (2) during the term of the agreement and for a period of up to three years thereafter, the executive is prohibited from competing with EarthWeb.

  Effective January 26, 2001, the Company entered into a Separation Agreement with Irene Math that provides for the Company to make severance payments equal to $360,125, accelerate the vesting of all options previously granted to Ms. Math that would have vested through March 31, 2002 and allow all vested options to continue to be exercisable through the term of each such option. As of March 31, 2001, the Company entered into a Separation Agreement with Harold Miltsch that provided for the Company to make a lump sum severance payment of $195,000. Ms. Math and Mr. Miltsch have agreed not to disclose EarthWeb's confidential information or compete with the business of EarthWeb under their respective Separation Agreements.


Compensation Committee Interlocks and Insider Participation

  On August 1, 1998, Messrs. Jack D. Hidary, Cary Davis and Henry Kressel were appointed as members of the Compensation Committee. A subcommittee of the Compensation Committee consisting of Dr. Kressel and Mr. C. Davis administers the 1998 Stock Incentive Plan with respect to EarthWeb's officers subject to
Section 162(m) of the Code. Mr. Jack D. Hidary served as President and Chief Executive Officer of EarthWeb from April 1996 until January 2001. Mr. Jack D. Hidary abstained from Compensation Committee decisions regarding his own compensation. Mr. C. Davis has served with E.M. Warburg, Pincus & Co., LLC since October 1994 and has been a Managing Director since January 1999. Dr. Kressel has served with E.M. Warburg, Pincus & Co., LLC since 1983 and has been a Senior Managing Director since 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires that EarthWeb's executive officers and directors, and any persons holding more than 10 percent of the Common Stock, file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 and 5 with the Securities and Exchange Commission ("SEC"). Such reporting persons are also required by the SEC rules to furnish EarthWeb with copies of all Section 16(a) reports they file. Based solely on its review of the Forms 3, 4 and 5 and any amendments thereto filed by such reporting persons, as well as written representations from certain reporting persons that no Forms 5 are required, EarthWeb believes that, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to such reporting persons were complied with pursuant to the SEC rules, with the following exception: Ms. Irene Math filed a late Form 4 in August 2000 reflecting a sale of stock.

1996 Amended and Restated Stock Plan

  The 1996 Amended and Restated Stock Plan (as amended to date, the "1996 Stock Plan") was adopted by the Board of Directors of EarthWeb in October 1996 and was subsequently ratified by the stockholders of EarthWeb. The 1996 Stock Plan provides for the grant of incentive stock options and non-qualified stock options. The 1996 Stock Plan also provides for the issuance of stock appreciation rights and restricted stock. Directors, employees and consultants of EarthWeb are eligible to receive grants under the 1996 Stock Plan. The 1996 Stock Plan authorized 525,000 shares of Common Stock for issuance, subject to adjustment as set forth in the 1996 Stock Plan. As of March 31, 2001, options relating to 77,328 shares of Common Stock were outstanding. EarthWeb has ceased granting additional options pursuant to the 1996 Stock Plan.

1998 Stock Incentive Plan

  EarthWeb's 1998 Stock Incentive Plan was adopted by the Board of Directors in November 1998 and has been approved by EarthWeb's stockholders. The 1998 Stock Incentive Plan was amended in 2000, as approved by EarthWeb's stockholders. As of December 31, 2000 the total number of shares of Common Stock reserved for issuance under the plan was 3,907,674. In accordance with the terms of the 1998 Stock Incentive Plan as amended in 2000 (as approved by EarthWeb's Board of Directors and stockholders), starting in 2001, the number of shares of Common Stock reserved for issuance increases annually by a number equal to four percent (4%) of the total number of shares of Common Stock then outstanding on the first day of the Company's fiscal year or a lesser number of shares as determined by the plan administrator. Accordingly, as of January 2001, an additional 416,000 shares of Common Stock were reserved for issuance under the 1998 Stock Incentive Plan, bringing the total reserved shares up to 4,323,674 as of March 13, 2001.


1998 Employee Stock Purchase Plan

  EarthWeb's 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") was approved by the Board of Directors in November 1998 and has been approved by EarthWeb's stockholders. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, in order to provide employees of EarthWeb with an opportunity to purchase Common Stock through payroll deductions. An aggregate of 159,000 shares of Common Stock was initially reserved for issuance under the Stock Purchase Plan and available for purchase thereunder, which amount is increased annually on the first day of EarthWeb's fiscal year, beginning in 2000, equal to the least of (1) 400,000 shares, (2) two percent of the outstanding shares on such date or (3) a lesser number of shares determined by the Compensation Committee, subject to adjustment in the event of a stock split, stock dividend or other similar change in the Common Stock or the capital structure of EarthWeb. Accordingly, as of January 2001, an additional 208,040 shares of Common Stock were reserved for issuance under the 1998 Employee Stock Purchase Plan, bringing the total reserved shares up to 430,373 as of March 31, 2001. Except for any employees (a) who, after giving effect to the grant under the Stock Purchase Plan, would own shares and options equal to 5% or more of the total voting power of EarthWeb's outstanding Common Stock, (b) whose rights under all of EarthWeb's stock purchase plans accrue at a rate exceeding $25,000 per year, (c) whose customary employment is 20 or fewer hours per week or five or fewer months per year or (d) who are subject to laws of a foreign jurisdiction that prohibit or make impracticable such employee's participation in the Stock Purchase Plan, all employees of EarthWeb are eligible to participate in the Stock Purchase Plan.

  Offer periods under the Stock Purchase Plan ("Offer Periods") are generally overlapping periods of 24 months. The initial Offer Period commenced on the closing date of the IPO. Additional Offer Periods commence each February 1 and August 1. Purchase periods under the Stock Purchase Plan ("Purchase Periods") are generally six-month periods. The initial Purchase Period commenced on the closing date of the IPO. Additional Purchase Periods commence each August 1 and February 1. Exercise dates under the Stock Purchase Plan ("Exercise Dates") are the last day of each Purchase Period. An Offer Period may be shortened in the event of a merger of EarthWeb with or into another corporation, the sale of all or substantially all of the assets of EarthWeb, or certain other transactions.

  On the first day of each Offer Period, a participating employee is granted a purchase right that is a form of option to be automatically exercised on the forthcoming Exercise Dates within the Offer Period. During the Offer Period deductions are made from the pay of participants (in accordance with their authorizations) and credited to their accounts under the Stock Purchase Plan. When the purchase right is exercised, the participant's withheld salary is used to purchase shares of Common Stock of EarthWeb. The price per share at which shares are to be purchased under the Stock Purchase Plan during any Purchase Period is the lesser of an amount equal to eighty five percent (85%) of the fair market value of the Common Stock (as defined in the Stock Purchase Plan) on (a) the date of the grant of the option (the commencement of the Offer Period) or
(b) the Exercise Date (the last day of a Purchase Period). The participant's purchase right is exercised in this manner on both Exercise Dates arising in the Offer Period unless, on the first day of any Purchase Period, the fair market value of the Common Stock is lower than the fair market value of the Common Stock on the first day of the Offer Period. If so, the participant's participation in the original Offer Period is terminated, and the participant is automatically enrolled in the new Offer Period effective the same date.

  Payroll deductions may range from 1% to 15% (in whole percentage increments) of a participant's regular base pay plus commissions, exclusive of overtime, bonuses or shift-premiums, but not more than $21,250 per year. Participants may not make additional payments to their accounts. The maximum number of shares of Common Stock that any employee may purchase under the Stock Purchase Plan during a Purchase Period is determined by dividing 15% of the employee's regular base pay by the applicable purchase price. Certain additional limitations on the amount of Common Stock that may be purchased during any calendar year are imposed by the Code.

  The Stock Purchase Plan is administered by the Compensation Committee, which has the authority to terminate or amend the Stock Purchase Plan (subject to specified restrictions) and otherwise to administer the Stock Purchase Plan and to resolve all questions relating to the administration of the Stock Purchase Plan.

401(k) Plan

  As a result of several acquisitions, EarthWeb maintains four 401(k) retirement savings plans (the "401(k) Plans"). All employees of EarthWeb and its subsidiaries, meeting certain minimum eligibility requirements are eligible to participate in the 401(k) Plans. The 401(k) Plans generally provide that the employee may contribute up to 20% of his or her pre-tax gross compensation (but not greater than a statutorily prescribed annual limit). The 401(k) Plans permit additional contributions to the 401(k) Plans by EarthWeb. All amounts contributed by the employee participants in conformity with plan requirements and earnings on such contributions are fully vested at all times. For the year ended December 31, 2000, EarthWeb contributed $144,000 to the 401(k) Plans. The Company intends to consolidate the various 401(k) Plans into one Plan during 2001.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  EarthWeb's executive compensation program has been administered by the Compensation Committee of the Board of Directors since August 1, 1998. Prior to August 1, 1998, compensation decisions and grants of stock options were made by the Board of Directors. The current members of the Compensation Committee are Dr. Kressel and Mr. C. Davis, each of whom is a non-employee director within the meaning of Section 16 of the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code, and Mr. Jack D. Hidary. A subcommittee of the Compensation Committee consisting of Dr. Kressel and Mr. C. Davis administer the 1998 Stock Incentive Plan with respect to EarthWeb's officers subject to
Section 162(m) of the Code. Mr. Jack D. Hidary abstained from Compensation Committee decisions regarding his own compensation.

General Compensation Philosophy

  The role of the Compensation Committee is to review and administer all compensation arrangements for officers of EarthWeb (including all of the Named Executive Officers), and to be responsible for administering or making recommendations with respect to EarthWeb's stock plans. EarthWeb's compensation philosophy for officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables EarthWeb to attract, motivate, reward and retain key executives and employees. EarthWeb uses salaries, bonuses and stock options to meet these goals.

                            EXECUTIVE COMPENSATION

  Base Salary. Salaries for executive officers for 2000 were generally determined by the Board of Directors or Compensation Committee on an individual basis. For 2001, the Compensation Committee reviewed the base salaries of the executive officers by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

  Annual Incentive Awards. EarthWeb's executive officers are eligible for cash bonus awards. Awards under this program are based on individual performance objectives and on the attainment of specific company performance measures established by the Compensation Committee each year. Awards under this program for 2000 were determined by the Compensation Committee of the Board of Directors.

  Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of EarthWeb's stockholders and encourages executives to remain in EarthWeb's employ. EarthWeb grants stock options in accordance with the 1998 Stock Incentive Plan and previously granted stock options in accordance with the 1996 Stock Plan. Grants are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of EarthWeb's financial and strategic objectives, and industry practices and norms.

Chief Executive Officer Compensation

  Mr. Jack D. Hidary's annual base salary and bonus for 2000 were determined by the Compensation Committee. During 2000, the Compensation Committee authorized an increase in Mr. Jack D. Hidary's annual base salary to $215,000. Mr. Jack D. Hidary was awarded bonuses of $53,750 for his service in 2000. During 2000, Mr. Jack D. Hidary did not receive any grants of stock options.

  For 2001, the Compensation Committee authorized Mr. Jack D. Hidary's annual base salary of $215,000. Mr. Jack D. Hidary resigned from his position as President and Chief Executive Officer effective January 26, 2001. The Compensation Committee authorized Mr. Derow's annual base salary of $300,000, which he earned between January 29, 2001 and April 23, 2001. The Compensation Committee authorized Mr. Melland's annual base salary of $300,000, effective April 23, 2001, when he was appointed President and Chief Executive Officer.

Internal Revenue Code Section 162(m) Limitation

  Section 162(m) of the Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to the Stock Plan and the 1998 Stock Incentive Plan meet the requirements that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The Compensation Committee's present intention is to comply with Section 162(m) unless the Compensation Committee feels that required changes would not be in the best interest of EarthWeb or its stockholders.

                              COMPENSATION COMMITTEE

                              Jack D. Hidary
                              Henry Kressel
                              Cary Davis

                EARTHWEB STOCK PRICE PERFORMANCE

  The following performance graph assumes an investment of $100 on November 11, 1998 (the date EarthWeb's Common Stock began trading on the Nasdaq National Market) and compares the change to December 31, 2000 in the market prices of the Common Stock with a broad market index (Nasdaq Stock Market--U.S.) and an industry index (JP Morgan H & Q Internet 100 Index). EarthWeb paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates. The comparisons provided in this graph are not intended to be indicative of possible future performance of EarthWeb's Common Stock.



                COMPARISON OF 26 MONTH CUMULATIVE TOTAL RETURN*
           AMONG EARTHWEB INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE JP MORGAN H & Q INTERNET 100 INDEX
                                    [CHART]

                                                       11/11/98    12/31/98    12/31/99    12/31/00
                                                       --------    --------    --------    --------
EarthWeb.............................................     100         278         359         53
Nasdaq Stock Market (US) Index.......................     100         105         214        132
JP Morgan H&Q Internet 100 Index.....................     100         140         486        187

  The foregoing report of the Compensation Committee of the Board of Directors on executive compensation and the performance graph that appears immediately above shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Exchange Act, or incorporated by reference in any document so filed.

                                 PROPOSAL TWO

AMENDMENT TO EARTHWEB'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO DICE INC.

  The Company's Restated Certificate of Incorporation currently provides that the Company's name is EarthWeb Inc. After considering a variety of factors, including the Company's corporate identity, the importance of leveraging the brand recognition of the Company's existing dice.com business, and the Company's contractual obligations to internet.com Corporation to cease using EarthWeb as its corporate name by December 26, 2001, the Board of Directors has determined that it is in the best interests of the Company to amend the Restated Certificate of Incorporation to change the Company's name to "Dice Inc."

  In connection with the proposed name change, the Company intends to adopt "DICE" as its trading ticker symbol on the Nasdaq National Market. If Proposal Two is approved by the stockholders, both the name change and the ticker symbol will become effective as soon as practicable after the Annual Meeting.

  The affirmative vote of a majority of the total voting power of all outstanding securities of EarthWeb entitled to vote generally in the election of directors, voting as a single class is required for approval of Proposal Two.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO EARTHWEB'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO DICE INC.

 The persons designated in the enclosed proxy will vote your shares FOR adoption of this proposal unless instructions to the contrary are indicated in accordance with the terms of the proxy card.

                                PROPOSAL THREE

                       SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has recommended that the stockholders ratify the appointment of Ernst & Young LLP to serve as independent auditors for EarthWeb for the fiscal year ending December 31, 2001, or until a successor is appointed.

  On April 18, 2001, EarthWeb dismissed PricewaterhouseCoopers LLP ("PWC") as its independent certified public accountant. PWC had been the independent public accounting firm utilized by EarthWeb from 1995 through 2000. During this time, PWC has examined EarthWeb's consolidated financial statements, made limited reviews of the interim financial reports, reviewed filings with the SEC and provided general advice to EarthWeb regarding related accounting matters. The reports of PWC on the Company's financial statements for the fiscal years ended December 31, 2000 and 1999 did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and subsequent interim periods, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PWC would have caused it to make reference to such disagreement in its reports. The Audit Committee of the Company's Board of Directors recommended the change of accountants and that action was approved by the Company's Board of Directors.

  The Company engaged Ernst & Young LLP ("E&Y") to act as the Company's independent certified public accountant effective for the audit of fiscal year 2001, subject to ratification by the stockholders at the Company's 2001 annual meeting. During the two most recent fiscal years and subsequent interim periods, the Company has not consulted E&Y regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or a reportable event.

Audit Fees

  The aggregate fees billed by PWC for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $158,000.

Financial Information Systems Design and Implementation Fees

  PWC rendered no professional services to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

  The aggregate fees billed by PWC for services rendered to the Company, other than the services described above under "Audit Fees", for the fiscal year ended December 31, 2000 were $326,000. These fees were principally for tax consulting services, professional services rendered in connection with the acquisition of MeasureUp and compilation of separate financial statements related to the sale of the Company's content business. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independent auditors' independence.

  The affirmative vote of a majority of the shares of common stock represented and voted at the annual meeting is required for approval of Proposal Three.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF EARTHWEB FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

  The persons designated in the enclosed proxy will vote your shares FOR adoption of this proposal unless instructions to the contrary are indicated in accordance with the terms of the proxy card.

  Representatives of PricewaterhouseCoopers LLP and Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make statements should they desire to do so.

                                OTHER BUSINESS

  The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

  COPIES OF EARTHWEB'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, EARTHWEB INC., 3 PARK AVENUE, NEW YORK, NEW YORK 10016.

               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

  In order for stockholder proposals that are submitted pursuant to Rule 14a-8 of the Exchange Act to be considered by EarthWeb for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 2002, they must be received by the Secretary of EarthWeb by December 31, 2001.

  For proposals that stockholders intend to present at the Annual Meeting of Stockholders to be held in 2002 outside the processes of Rule 14a-8 of the Exchange Act, unless the stockholder notifies the Secretary of EarthWeb of such intent by March 15, 2002, any proxy that management solicits for such Annual Meeting will confer on the holder of the proxy discretionary authority to vote on any such proposal properly presented at such Annual Meeting.

  All such communications to the Secretary of EarthWeb must be in writing and must be received by EarthWeb at its principal executive offices, 3 Park Avenue, New York, New York 10016 by the applicable date.

                             By Order of the Board of Directors


                             Scot W. Melland
                             President and Chief Executive Officer

New York, New York
April ____, 2001

                                             Exhibit A - Audit Committee Charter


                    CHARTER FOR THE AUDIT COMMITTEE OF THE
                      BOARD OF DIRECTORS OF EARTHWEB INC.


Organization

This charter governs the operations of the Audit Committee of the Board of Directors (the "Committee") of EarthWeb Inc. (the "Company"). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate at the time of appointment, or shall become financially literate within one year after appointment to the Committee, and at least one member shall have accounting or related financial management expertise. For purposes of this paragraph, the terms "independence" and "financially literate" shall be interpreted as the National Association of Securities Dealers (NASD) defines those terms.

Statement of Policy

The Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, management of the Company and any employee. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Meetings

The Committee will have a standing meeting quarterly and at such other times as it deems appropriate. A majority of the members of the Committee must be present for the valid transaction of business. The meetings will be with representatives of the independent auditors, General Counsel, Chief Financial Officer and other members of the financial management team and with other members of management at the request of the Committee. Written minutes of Committee meetings shall be maintained.

Responsibilities and Processes

The primary responsibility for financial and other reporting, internal controls and compliance with laws, regulations and ethics within the Company rests with executive management. The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board on a regular basis. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate tone for quality financial reporting, sound business risk practices, and ethical behavior and provide direction in establishing Company policies in accordance therewith.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

 . The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's stockholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to stockholders' approval.

 . The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

 . The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. The Committee shall discuss significant matters impacting the Company's interim financial statements with management and the independent auditors. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

 . The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

 . The Committee will include a report of certain of its activities in the Company's annual proxy statement, beginning with the proxy relating to the year ended December 31, 2000. The report will state whether the Committee has reviewed the Company's annual audited financial statements with management; discussed with the independent auditors those matters required to be communicated under generally accepted auditing standards; discussed with the independent auditors their independence and received from them the written communication required by the Independence Standards Board; and, based upon the above reviews and discussions, recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Form 10-K. A sample of such report to be included in the Company's annual proxy statement is attached.

 . The Committee will review with the General Counsel significant litigation and other regulatory compliance issues, and evaluate counsel and management's assessment of potential financial impact, if any, and allegations of impropriety pursuant to the Committee's procedures concerning internal investigations.

 . The Committee will review annually the Company's conflict of interest policy and recommend to the Board of Directors changes that the Committee may deem appropriate.

                                                                       EXHIBIT B

                       FORM OF CERTIFICATE OF AMENDMENT

                                      TO

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                 EARTHWEB INC.

EarthWeb Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That by the Unanimous Written Consent of its members, the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendments to the Amended and Restated Certificate of Incorporation:

          RESOLVED, that Article 1 on the Amended and Restated Certificate of Incorporation of EarthWeb Inc. be amended in its entirety as follows:
          "The name of the corporation is Dice Inc. (the "Company" or the "Corporation")."

     SECOND: That the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on June 7, 2000.

     THIRD: That the Amendment to the Amended and Restated Certificate of Incorporation set forth herein was authorized by the requisite majority of the Board of Directors followed by the holders of a majority of all outstanding shares entitled to vote thereon pursuant to Section 242 of the General Corporation Law of the State of Delaware and Article VIII of the Restated Certificate of Incorporation.

     FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware and Article VIII of the Restated Certificate of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Scot W. Melland, its President and Chief Executive Officer, and attested by
Brian P. Campbell, its Secretary, this   day of                    , 2001.



                              By: _________________________________
                              Title: President and Chief Executive Officer

ATTEST:


By: _________________________________
Title: Secretary